Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Fourth Quarter and Full Year 2023 Financial Results

Fourth Quarter and Recent Business Highlights:

•Achieved revenue of $93.7 million in the fourth quarter of 2023 versus $79.4 million in the fourth quarter of 2022, an increase of 18% on a GAAP basis and 15% on a non-GAAP constant currency basis
•Achieved revenue of $354.0 million for the full year of 2023 versus $313.8 million for the full year of 2022, an increase of 13% on a GAAP basis and 12% on a non-GAAP constant currency basis
•Net loss was ($4.0) million or ($0.10) per fully diluted share and non-GAAP net income was $4.6 million or $0.11 per fully diluted share in the fourth quarter of 2023
•Non-GAAP adjusted EBITDA increased 40% to $15.3 million in the fourth quarter of 2023 compared to $11.0 million in the fourth quarter of 2022. For the full year adjusted EBITDA increased 29.5% to $53.8 million
•Generated $11.4 million of free cash flow for the full year of 2023
•Closed non-dilutive credit agreement for $350.0 million of senior secured, interest-only, credit facilities with 6-year maturities
•Completed enrollment of the AMDS PERSEVERE clinical trial and presented positive results of the full IDE cohort at the STS Annual Meeting demonstrating a significant reduction of all-cause mortality and primary major adverse events (MAEs) at 30-days following AMDS implantation
•Appointed Lance A. Berry as Executive Vice President and Chief Financial Officer

ATLANTA, GA – (February 15, 2024) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“2023 was a standout year for Artivion as we exceeded our revenue and adjusted EBITDA growth targets and continued to deliver on our mission to enhance our world class, aortic focused company with a highly differentiated product portfolio and global footprint. Revenue growth in the fourth quarter was strong across all four of our product lines and all four geographies, driven by particularly strong performance in On-X with 19% constant currency growth and tissue processing with 18% constant currency growth,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong commercial results, we also completed enrollment for our PERSEVERE clinical trial which met every primary endpoint and has set the stage for success with AMDS. Trial data out to 30 days demonstrated a 72% reduction in all-cause mortality and a 52% reduction in the primary composite endpoint of major adverse events, with zero occurrence of distal anastomotic new entry, or DANE, when compared to the current standard of care hemiarch procedure. We continue to work with the FDA toward PMA approval, which we anticipate in the second half of 2025.”

Mr. Mackin concluded, “Given our solid financial performance, improved capital structure, ongoing clinical progress and operational achievements in 2023, we enter 2024 with strong momentum and confidence in our ability to deliver profitable growth.”

Fourth Quarter 2023 Financial Results
Total revenues for the fourth quarter of 2023 were $93.7 million, an increase of 18% on a GAAP basis and 15% on a non-GAAP constant currency basis, both compared to the fourth quarter of 2022.

Net loss for the fourth quarter of 2023 was ($4.0) million, or ($0.10) per fully diluted common share, compared to net income of $2.2 million, or $0.05 per fully diluted common share for the fourth quarter of 2022. Non-GAAP net income for the fourth quarter of 2023 was $4.6 million, or $0.11 per fully diluted common share, compared to non-GAAP net income of $4.2 million, or $0.10 per fully diluted common share for the fourth quarter of 2022. Non-GAAP net income for the fourth quarter of 2023 includes pretax gains related to foreign currency revaluation of $2.2 million.

Full Year 2023 Financial Results
Total revenues for 2023 were $354.0 million, reflecting an increase of 13% on a GAAP basis and 12% on a non-GAAP constant currency basis compared to the full year of 2022.

Net loss for 2023 was ($30.7) million, or ($0.75) per fully diluted common share, compared to net loss of ($19.2) million, or ($0.48) per fully diluted common share for the full year of 2022. Non-GAAP net income for the full year of 2023 was $8.4 million, or $0.20 per fully diluted common share, compared to non-GAAP net income of $2.1 million, or $0.05 per fully diluted common share for the full year of 2022. Non-GAAP net income for the full year of 2023 includes pretax gains related to foreign currency revaluation of $2.1 million.

2024 Financial Outlook
The Company expects revenues for the full year 2024 to be in the range of $382 to $396 million, representing growth of 8% to 12% compared to 2023 on both an as reported and constant currency basis. At current exchange rates, the company expects negligible year-over-year currency impact to revenue.

Artivion expects non-GAAP adjusted EBITDA, to increase between 26% and 34% for the full year 2024 compared to 2023, resulting in non-GAAP adjusted EBITDA to be in the range of $68 to $72 million in 2024.

The Company's financial performance for 2024 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP adjusted EBITDA; non-GAAP general, administrative, and marketing, and free cash flows results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; gain from sale of non-financial assets, and abandonment of CardioGenesis cardiac laser therapy business. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The company will hold a teleconference call and live webcast on February 15, 2024, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13742847.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward Looking-Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, that we are entering 2024 with strong momentum and confidence in our ability to drive profitable growth, given our financial performance in 2023, our improved capital structure, and our on-going clinical progress; we expect revenues for the full year 2024 to be in the range of $382 to $396 million, representing revenue growth of between 8% to 12% compared to 2023, both as reported and on a constant currency basis; expect, at current exchange rates, negligible impact year-over-year to revenue on a constant currency basis; and expect non-GAAP adjusted EBITDA, to increase between 26% and 34% for the full year 2024 compared to 2023, resulting in non-GAAP adjusted EBITDA in the range of $68 to $72 million in 2024. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements and our operational improvements in our tissue business may not be achieved at all or at the levels we anticipate or had originally anticipated; and the benefits anticipated from our clinical trials and regulatory approvals not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and annual reports on Form 10-K. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Products	$69,144	$58,627	$261,185	$230,353
Preservation services	24,526	20,771	92,819	83,436
Total revenues	93,670	79,398	354,004	313,789

Cost of products and preservation services:
Products	22,511	18,785	84,595	72,166
Preservation services	10,064	9,725	40,233	39,100
Total cost of products and preservation services	32,575	28,510	124,828	111,266

Gross margin	61,095	50,888	229,176	202,523

Operating expenses:
General, administrative, and marketing	50,278	38,454	208,977	157,443
Research and development	7,645	8,304	28,707	38,879
Total operating expenses	57,923	46,758	237,684	196,322
Gain from sale of non-financial assets	—	—	(14,250)	—
Operating income	3,172	4,130	5,742	6,201

Interest expense	6,244	5,370	25,299	18,224
Interest income	(398)	(61)	(1,077)	(147)
Other (income) expense, net	(2,083)	(4,456)	3,106	3,108

(Loss) income before income taxes	(591)	3,277	(21,586)	(14,984)
Income tax expense	3,384	1,108	9,104	4,208

Net (loss) income	$(3,975)	$2,169	$(30,690)	$(19,192)

(Loss) income per share:
Basic	$(0.10)	0.05	$(0.75)	$(0.48)
Diluted	$(0.10)	$0.05	$(0.75)	$(0.48)

Weighted-average common shares outstanding:
Basic	40,898	40,127	40,743	40,032
Diluted	40,898	40,509	40,743	40,032

Net (loss) income	$(3,975)	$2,169	$(30,690)	$(19,192)
Other comprehensive income (loss):
Foreign currency translation adjustments	9,167	23,744	9,599	(11,722)
Comprehensive income (loss)	$5,192	$25,913	$(21,091)	$(30,914)

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Per Share Data

	December 31,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$58,940	$39,351
Trade receivables, net	71,796	61,820
Other receivables	2,342	7,764
Inventories, net	81,976	74,478
Deferred preservation costs, net	49,804	46,371
Prepaid expenses and other	15,810	17,550

Total current assets	280,668	247,334

Goodwill	247,337	243,631
Acquired technology, net	142,593	151,263
Operating lease right-of-use assets, net	43,822	41,859
Property and equipment, net	38,358	38,674
Other intangibles, net	29,638	31,384
Deferred income taxes	1,087	1,314
Other long-term assets	8,894	7,339

Total assets	$792,397	$762,798

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Per Share Data

	December 31,
	2023	2022
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$13,318	$12,004
Accrued compensation	18,715	13,810
Accrued expenses	12,732	12,374
Taxes payable	3,840	2,635
Current maturities of operating leases	3,395	3,308
Current portion of long-term debt	1,451	1,608
Accrued procurement fees	1,439	2,111
Current portion of finance lease obligation	582	513
Other	2,390	1,312

Total current liabilities	57,862	49,675

Long-term debt	305,531	306,499
Contingent consideration	63,890	40,400
Non-current maturities of operating leases	43,977	41,257
Deferred income taxes	21,851	24,499
Deferred compensation liability	6,760	5,468
Non-current finance lease obligations	3,405	3,644
Other	7,341	7,027

Total liabilities	510,617	478,469

Commitments and contingencies

Shareholders' equity:

Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 42,569 and 41,830 shares issued as of December 31, 2023 and 2022, respectively	426	418
Additional paid-in capital	355,919	337,385
Retained deficit	(47,907)	(17,217)
Accumulated other comprehensive loss	(12,010)	(21,609)
Treasury stock at cost, 1,487 shares as of December 31, 2023 and 2022	(14,648)	(14,648)

Total shareholders' equity	281,780	284,329

Total liabilities and shareholders' equity	$792,397	$762,798

Artivion, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
In Thousands

	Year Ended December 31,
	2023	2022

Net cash flows from operating activities:
Net loss	$(30,690)	$(19,192)

Adjustments to reconcile net loss to net cash from operating activities:
Change in fair value of contingent consideration	23,490	(9,000)
Depreciation and amortization	23,076	22,442
Non-cash compensation	14,422	12,344
Non-cash lease expense	7,354	7,432
Fair value adjustment of long-term loan	5,000	—
Write-down of inventories and deferred preservation costs	4,785	4,374
Non-cash interest expense	1,858	1,832
Deferred income taxes	(1,385)	(1,717)
Gain on sale of non-financial assets	(14,250)	—
Other	1,358	2,268

Changes in operating assets and liabilities:
Accounts payable, accrued expenses, and other liabilities	1,682	(1,958)
Prepaid expenses and other assets	535	(2,234)
Receivables	(4,050)	(13,340)
Inventories and deferred preservation costs	(14,360)	(8,404)
Net cash flows provided by (used in) operating activities	18,825	(5,153)

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	14,250	—
Payments for Endospan agreement	(5,000)	—
Capital expenditures	(7,430)	(9,016)
Other	(2,322)	(1,699)
Net cash flows used in investing activities	(502)	(10,715)

Net cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock	3,955	3,368
Proceeds from financing insurance premiums	3,558	—
Payment of debt issuance costs	(249)	—
Redemption and repurchase of stock to cover tax withholdings	(559)	(1,795)
Principal payments on short-term notes payable	(2,531)	—
Repayment of debt	(2,772)	(2,753)
Other	(537)	(459)
Net cash flows provided by (used in) financing activities	865	(1,639)

Effect of exchange rate changes on cash and cash equivalents	401	1,848
Increase (decrease) in cash and cash equivalents	19,589	(15,659)

Cash and cash equivalents, beginning of year	39,351	55,010
Cash and cash equivalents, end of year	$58,940	$39,351

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Products:
Aortic stent grafts	$27,437	$23,739	$107,469	$92,752
On-X	20,182	16,822	74,528	63,904
Surgical sealants	18,513	16,357	68,016	65,379
Other	3,012	1,709	11,172	8,318
Total products	69,144	58,627	261,185	230,353

Preservation services	24,526	20,771	92,819	83,436
Total revenues	$93,670	$79,398	$354,004	$313,789

North America	50,062	42,709	187,603	167,542
Europe, the Middle East, and Africa	30,206	25,611	114,814	104,119
Asia Pacific	8,922	7,481	33,577	27,973
Latin America	4,480	3,597	18,010	14,155
Total revenues	$93,670	$79,398	$354,004	$313,789

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
In Thousands
(Unaudited)

	Revenues for the Three Months Ended December 31,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$27,437	$23,739	$1,604	$25,343	8%
Surgical sealants	18,513	16,357	273	16,630	11%
On-X	20,182	16,822	189	17,011	19%
Other	3,012	1,709	14	1,723	75%
Total products	69,144	58,627	2,080	60,707	14%

Preservation services	24,526	20,771	(7)	20,764	18%
Total	$93,670	$79,398	$2,073	$81,471	15%

North America	50,062	42,709	(15)	42,694	17%
Europe, the Middle East, and Africa	30,206	25,611	1,907	27,518	10%
Asia Pacific	8,922	7,481	6	7,487	19%
Latin America	4,480	3,597	175	3,772	19%
Total	$93,670	$79,398	$2,073	$81,471	15%

	Revenues for the Twelve Months Ended December 31,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$107,469	$92,752	$1,587	$94,339	14%
Surgical sealants	68,016	$65,379	236	65,615	4%
On-X	74,528	$63,904	61	63,965	17%
Other	11,172	$8,318	4	8,322	34%
Total products	261,185	230,353	1,888	232,241	12%

Preservation services	$92,819	$83,436	(88)	83,348	11%
Total	$354,004	$313,789	$1,800	$315,589	12%

North America	187,603	167,542	(268)	167,274	12%
Europe, the Middle East, and Africa	114,814	104,119	1,787	105,906	8%
Asia Pacific	33,577	27,973	(73)	27,900	20%
Latin America	18,010	14,155	354	14,509	24%
Total	$354,004	$313,789	$1,800	$315,589	12%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$50,278	$38,454	$208,977	$157,443
Business development, integration, and severance expense (income)	2,531	(3,934)	24,992	(7,750)
Corporate rebranding expense	72	499	355	1,908
Abandonment of CardioGenesis cardiac laser therapy business	—	—	160	—
Adjusted G&A, non-GAAP	$47,675	$41,889	$183,470	$163,285

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net (loss) income, GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(3,975)	$2,169	$(30,690)	$(19,192)
Adjustments:
Business development, integration, and severance expense (income)	2,425	(2,036)	29,269	(5,852)
Interest expense	6,244	5,370	25,299	18,224
Depreciation and amortization expense	5,816	5,426	23,076	22,442
Stock-based compensation expense	3,956	3,155	14,422	12,344
Income tax expense	3,384	1,108	9,104	4,208
Abandonment of CardioGenesis cardiac laser therapy business	—	—	390	—
Corporate rebranding expense	72	499	355	1,908
Clinical trial termination (income) expense	—	(197)	—	4,544
Interest income	(398)	(61)	(1,077)	(147)
(Gain) loss on foreign currency revaluation	(2,192)	(4,470)	(2,080)	3,085
Gain from sale of non-financial assets	—	—	(14,250)	—
Adjusted EBITDA, non-GAAP	$15,332	$10,963	$53,818	$41,564

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by (used in) operating activities	$9,299	$(217)	$18,825	$(5,153)
Capital expenditures	(1,927)	(2,092)	(7,430)	(9,016)
Free cash flows, non-GAAP	$7,372	$(2,309)	$11,395	$(14,169)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP:
(Loss) income before income taxes	$(591)	$3,277	$(21,586)	$(14,984)
Income tax expense	3,384	1,108	9,104	4,208
Net (loss) income	$(3,975)	$2,169	$(30,690)	$(19,192)

Diluted (loss) income per common share	$(0.10)	$0.05	$(0.75)	$(0.48)

Diluted weighted-average common shares outstanding	40,898	40,509	40,743	40,032

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP
(Loss) income before income taxes, GAAP:	$(591)	$3,277	$(21,586)	$(14,984)
Adjustments:
Business development, integration, and severance expense (income)	2,425	(2,036)	29,269	(5,852)
Amortization expense	3,745	3,635	15,198	15,310
Non-cash interest expense	467	460	1,858	1,832
Abandonment of CardioGenesis cardiac laser therapy business	—	—	390	—
Corporate rebranding expense	72	499	355	1,908
Clinical trial termination (income) expense	—	(197)	—	4,544
Gain from sale of non-financial assets	—	—	(14,250)	—
Adjusted income before income taxes, non-GAAP	6,118	5,638	11,234	2,758

Income tax expense calculated at a tax rate of 25%	1,529	1,409	2,808	689
Adjusted net income, non-GAAP	$4,589	$4,229	$8,426	$2,069

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.10)	$0.05	$(0.75)	$(0.48)
Adjustments:
Business development, integration, and severance expense (income)	0.06	(0.05)	0.71	(0.14)
Amortization expense	0.09	0.09	0.37	0.38
Non-cash interest expense	0.01	0.01	0.04	0.04
Abandonment of CardioGenesis cardiac laser therapy business	—	—	0.01	—
Corporate rebranding expense	—	0.02	0.01	0.05
Clinical trial termination (income) expense	—	(0.01)	—	0.11
Tax effect of non-GAAP adjustments	(0.03)	(0.02)	(0.20)	(0.11)
Gain from sale of non-financial assets	—	—	(0.34)	—
Effect of 25% tax rate	0.08	0.01	0.35	0.20
Adjusted diluted income per common share, non-GAAP	$0.11	$0.10	$0.20	$0.05

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,898	40,509	40,743	40,032
Adjustments:
Effect of dilutive stock options and awards	802	—	598	464
Diluted weighted-average common shares outstanding, non-GAAP	41,700	40,509	41,341	40,496